Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2021 RESULTS
SUNNYVALE, CALIF. January 12, 2022 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2021 financial results ahead of its participation at the 40th Annual J.P. Morgan Healthcare Conference occurring January 10-13, 2022.
Financial and Operational Highlights
•Fourth quarter 2021 worldwide da Vinci procedures grew approximately 19% compared with the fourth quarter of 2020. The fourth quarter of 2020 reflected significant disruption caused by the COVID-19 pandemic, and the fourth quarter of 2021 reflected a COVID-19 resurgence later in the quarter, which also impacted our procedures. The compound annual growth rate between the fourth quarter of 2019 and the fourth quarter of 2021 was approximately 13%.
•Full year 2021 worldwide da Vinci procedures grew approximately 28% compared with 2020. The compound annual growth rate between the full year of 2019 and the full year of 2021 was approximately 14%. The Company expects worldwide da Vinci procedures to increase approximately 11% to 15% in 2022 as compared to 2021.
•The Company shipped 385 da Vinci Surgical Systems in the fourth quarter of 2021, an increase of 18% compared with 326 in the fourth quarter of 2020. The Company shipped 1,347 da Vinci Surgical Systems in 2021, an increase of 44% compared with 936 systems in 2020.
•Preliminary fourth quarter 2021 revenue of approximately $1.55 billion increased 17% compared with $1.33 billion in the fourth quarter of 2020. The compound annual growth rate between the fourth quarter of 2019 and the fourth quarter of 2021 was approximately 10%. Preliminary 2021 revenue of approximately $5.71 billion increased 31% compared with $4.36 billion in 2020. The compound annual growth rate between the full year of 2019 and the full year of 2021 was approximately 13%.
•Fourth quarter 2021 expenses included a $30 million contribution to the Intuitive Foundation.
•In December 2021, the Company received U.S. Food and Drug Administration clearance for the 8 mm SureForm 30 Curved-Tip Stapler and reloads (gray, white, and blue) for use in general, thoracic, gynecologic, urologic, and pediatric surgery. The stapler has been designed to help surgeons better visualize and reach anatomy through a combination of the 8 mm diameter instrument shaft and jaws, 120-degree cone of wristed articulation, and the curved tip.
Preliminary Results
The Company expects fourth quarter 2021 revenue of approximately $1.55 billion, an increase of 17% compared with $1.33 billion in the fourth quarter of 2020. The compound annual growth rate between the fourth quarter of 2019 and the fourth quarter of 2021 was approximately 10%. The Company expects 2021 revenue of approximately $5.71 billion, an increase of 31% compared with $4.36 billion in 2020. The compound annual growth rate between the full year of 2019 and the full year of 2021 was approximately 13%. The unaudited results in this press release are preliminary and subject to the completion of the Company’s final closing procedures and annual independent audit and, therefore, are subject to adjustment.
Preliminary fourth quarter 2021 instruments and accessories revenue increased by 13% to approximately $843 million, compared with $747 million in the fourth quarter of 2020, primarily driven by growth in da Vinci procedure volume, partially offset by stocking orders in the prior year associated with the Company’s launch of

Extended Use Instruments. The compound annual growth rate between the fourth quarter of 2019 and the fourth quarter of 2021 was approximately 12%. Preliminary full year 2021 instruments and accessories revenue increased by 26% to approximately $3.10 billion, compared with $2.46 billion for 2020, primarily driven by growth in da Vinci procedure volume. The compound annual growth rate between the full year of 2019 and the full year of 2021 was approximately 13%.
Fourth quarter 2021 da Vinci procedures increased approximately 19% compared with the fourth quarter of 2020. The fourth quarter of 2020 reflected significant disruption caused by the COVID-19 pandemic, and the fourth quarter of 2021 reflected a COVID-19 resurgence later in the quarter, which also impacted our procedures. The compound annual growth rate between the fourth quarter of 2019 and the fourth quarter of 2021 was approximately 13%. In 2021, approximately 1,594,000 surgical procedures were performed with da Vinci Surgical Systems, an increase of 28% compared with approximately 1,243,000 surgical procedures performed with da Vinci Surgical Systems in 2020. The 2020 procedure results reflected significant disruption caused by the COVID-19 pandemic, and the 2021 procedure results reflected COVID-19 resurgences throughout the year, which also significantly impacted our procedures. The compound annual growth rate between the full year of 2019 and the full year of 2021 was approximately 14%.
Preliminary fourth quarter 2021 systems revenue increased by 28% to approximately $470 million, compared with $367 million in the fourth quarter of 2020. The compound annual growth rate between the fourth quarter of 2019 and the fourth quarter of 2021 was approximately 6%. Preliminary full year 2021 systems revenue increased by 44% to approximately $1.69 billion, compared with $1.18 billion in 2020. The compound annual growth rate between the full year of 2019 and the full year of 2021 was approximately 12%. The Company shipped 385 da Vinci Surgical Systems in the fourth quarter of 2021, compared with 326 systems in the fourth quarter of 2020. The fourth quarter 2021 system shipments included 143 shipped under operating lease and usage-based arrangements, compared with 120 systems in the fourth quarter of 2020. The Company shipped 1,347 da Vinci Surgical Systems in 2021, compared with 936 systems in 2020. The 2021 system shipments included 517 systems shipped under operating lease and usage-based arrangements, compared with 317 systems in 2020.
Impact of COVID-19 Pandemic
During 2020, da Vinci procedure volumes and system placements were significantly impacted by the COVID-19 pandemic, as healthcare systems around the world diverted resources to respond to COVID-19. During 2021, COVID-19 resurgences continued to impact da Vinci procedure volumes. The impact of the COVID-19 pandemic on the Company’s business has, and continues to, differ by geography and region. COVID-19 has had, and will likely continue to have, an adverse impact on the Company’s procedure volumes.
Commenting on the announcement, Intuitive CEO Gary Guthart said, “Our customers continued to choose our products in the fourth quarter during a difficult healthcare environment. As we enter 2022, we remain focused on supporting our customers and advancing our innovative ecosystem of platforms, learning, and services aimed at improving minimally invasive care.”
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive website at: https://isrg.gcs-web.com/.
The Company is scheduled to present at the 2022 J.P. Morgan Healthcare Conference on January 12, 2022, at 12:45 p.m. PST. The Company is scheduled to report its fourth quarter 2021 results during a conference call on January 20, 2022, at which point the Company will discuss the 2021 financial results in more detail. Dial-in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive website.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. As part of our mission, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.

Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings and develops, manufactures, and markets the da Vinci Surgical System and the Ion endoluminal system.
Product and brand names/logos are trademarks or registered trademarks of Intuitive Surgical or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.
About the da Vinci Surgical System
There are several models of the da Vinci Surgical System. The da Vinci surgical systems are designed to help surgeons perform minimally invasive surgery. Da Vinci systems offer surgeons high-definition 3D vision, a magnified view, and robotic and computer assistance. They use specialized instrumentation, including a miniaturized surgical camera and wristed instruments (i.e., scissors, scalpels, and forceps) that are designed to help with precise dissection and reconstruction deep inside the body.
About the Ion Endoluminal System
Ion is Intuitive’s robotic-assisted platform for minimally invasive biopsy in the lung. The system features an ultra-thin, ultra-maneuverable catheter that allows navigation far into the peripheral lung and provides the unprecedented stability necessary for precision in biopsy. Visit www.intuitive.com/en-us/products-and-services/ion.
Important Safety Information
For important safety information, indications for use, risks, full cautions, and warnings, please refer to www.intuitive.com/safety.
Forward-Looking Statements
The Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2021. Accordingly, all financial results described in this press release should be considered unaudited preliminary results and are subject to change to reflect any corrections or adjustments, or changes in accounting estimates, that are identified prior to the time that the Company is in a position to complete these filings. Actual results could differ materially from these preliminary results.
This press release contains forward-looking statements, including statements regarding the Company’s unaudited preliminary financial and operational results for the fourth quarter and full year 2021 and the Company’s innovation across its ecosystem of products. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: completion of the Company’s final closing procedures, final adjustments, and other developments that may arise in the course of audit and review procedures; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, procedures; curtailed or delayed capital spending by hospitals; disruption to the Company’s supply chain; closures of the Company’s facilities; delays in surgeon training; delays in gathering clinical evidence; the evaluation of the risks of robotic-assisted surgery in the presence of infectious diseases; diversion of management and other resources to respond to the COVID-19 pandemic; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 pandemic continues to disrupt local economies and causes economies in our key markets to enter prolonged recessions; the risk of our inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company’s completion and ability to successfully integrate acquisitions, including Orpheus Medical; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the markets in which the Company operates; risks associated with the Company’s operations outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company’s reliance on sole and single source suppliers; the results of legal proceedings to which the Company is or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the Company’s ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.